CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form N-1A (“Registration Statement”) of our reports, dated as detailed below, relating to the financial statements and financial highlights appearing in the December 31, 2017 Annual Reports of the funds, comprising the Putnam Variable Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and “Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Fund	Report Date

Putnam VT Capital Opportunities Fund	February 13, 2018

Putnam VT Diversified Income Fund	February 7, 2018

Putnam VT Equity Income Fund	February 8, 2018

Putnam VT George Putnam Balanced Fund	February 8, 2018

Putnam VT Global Asset Allocation Fund	February 12, 2018

Putnam VT Global Equity Fund	February 12, 2018

Putnam VT Global Health Care Fund	February 12, 2018

Putnam VT Global Utilities Fund	February 8, 2018

Putnam VT Government Money Market Fund	February 12, 2018

Putnam VT Growth Opportunities Fund	February 7, 2018

Putnam VT High Yield Fund	February 6, 2018

Putnam VT Income Fund	February 9, 2018

Putnam VT International Equity Fund	February 9, 2018

Putnam VT International Growth Fund	February 9, 2018

Putnam VT International Value Fund	February 7, 2018

Putnam VT Investors Fund	February 9, 2018

Putnam VT Mortgage Securities Fund	February 13, 2018
(formerly Putnam VT American Government Income Fund)

Putnam VT Multi-Asset Absolute Return Fund	February 13, 2018
(formerly Putnam VT Absolute Return 500 Fund)

Putnam VT Research Fund	February 6, 2018

Putnam VT Small Cap Value Fund	February 7, 2018

Putnam VT Sustainable Future Fund	February 8, 2018
(formerly Putnam VT Multi-Cap Value Fund)

Putnam VT Sustainable Leaders Fund	February 6, 2018
(formerly Putnam VT Multi-Cap Growth Fund)

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2018